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                                                                   EXHIBIT 10.1


                       FIRST AMENDMENT TO STANDARD INDUSTRIAL/
                    COMMERCIAL MULTI-TENANT LEASE -- MODIFIED NET


          THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE -- MODIFIED NET (this "AMENDMENT") dated for reference purposes only as of November 4, 1997, is made by and between S. STEPHEN NAKASHIMA and SALLY S. NAKASHIMA, husband and wife ("LESSOR"), and Rock Shox, Inc., a Delaware corporation ("LESSEE"). Capitalized terms used in this Amendment but not expressly defined herein shall have the meanings given them in the Lease (as such term is hereinafter defined).

                                       RECITALS

          A. Lessor and Lessee previously entered into that certain Standard Industrial/Commercial Multi-Tenant Lease -- Modified Net dated March 7, 1997 (together with all addenda, riders, and exhibits attached thereto, the "LEASE"), providing for the lease of certain premises described therein and in EXHIBIT A-1 attached hereto (the "ORIGINAL PREMISES").

          B. Lessor and Lessee desire to amend the Lease, to among other things, provide for Lessor's lease to Lessee of certain additional premises described in EXHIBIT A-2 attached hereto (the "ADDITIONAL PREMISES"), upon the terms and conditions provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

          1. EFFECTIVENESS OF AMENDMENT. PARAGRAPH 2 of this Amendment entitled "AMENDMENT OF LEASE" shall be effective, if at all, only as of the time and date Lessor delivers possession of all of the Additional Premises to Lessee free and clear of the interest of any other person therein (except Lessor) (the "NEW COMMENCEMENT DATE"), and prior to the New Commencement Date the Lease shall continue in full force and effect as currently written, and only from and after the New Commencement Date shall the Lease continue in full force and effect as amended by PARAGRAPH 2 hereof.

          2. AMENDMENT OF LEASE. Effective as of the New Commencement Date, the following provisions of the Lease are amended as follows:


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               a.   The term "Lease" as defined in PARAGRAPH 1.1 of the Lease
shall include, without limitation, this Amendment thereto.

               b. The text of PARAGRAPH 1.2(a) of the Lease entitled "Premises" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "The entire Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as the street address of 1989 Little Orchard Street, located in the City of San Jose, County of Santa Clara, State of California, with zip code 95125, as outlined on EXHIBIT "A" attached hereto (the "PREMISES"), consisting of: (i) those certain Premises in the front two-thirds of the Building of approximately 100,800 square feet as outlined on EXHIBIT "A-1" attached hereto (the "ORIGINAL PREMISES"); and
     (ii) those certain Premises in the rear one-third of the Building of approximately 57,400 square feet as outlined on EXHIBIT "A-2" attached hereto (the "ADDITIONAL PREMISES")."

               c. The text of PARAGRAPH 1.2(b) of the Lease entitled "Parking" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "All unreserved vehicle parking spaces at the Industrial Center ("UNRESERVED PARKING SPACES") which shall consist of approximately 305 Unreserved Parking Spaces; and all reserved vehicle parking spaces, if any ("RESERVED PARKING SPACES"). (Also see Paragraph 2.6)."

               d. To the end of PARAGRAPH 1.3 of the Lease entitled "Term" is added the following as if originally set forth therein:

     "New Commencement Date shall mean the later to occur of: (i) the date Lessor delivers possession of all of the Additional Premises to Lessee free and clear of the interest of any other person therein (except Lessor); and (ii) November 15, 1997."

               e. The text of PARAGRAPH 1.6(b) of the Lease entitled "Lessee's Share of Common Area Operating Expenses" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "One hundred percent (100%) ("LESSEE'S SHARE")."

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               f.   The text of PARAGRAPH 1.7 of the Lease entitled "Security
Deposit" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "$87,196.00 ("SECURITY DEPOSIT").  (Also see Paragraph 5)."

               g. The text of PARAGRAPH 1.8 of the Lease entitled "Permitted Use" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "Manufacturing, warehousing and distribution of mechanical parts, office space, and all other legal uses."

               h. The fourth line of PARAGRAPH 1.10(a) of the Lease entitled "Real Estate Brokers" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "Grubb & Ellis Company (with respect to the Original Premises) and Cawley International Real Estate Services (with respect to the Additional Premises) represent Lessee exclusively ("LESSEE'S BROKER"); or"

               i. The text of PARAGRAPH 1.12 of the Lease entitled "Addenda and Exhibits" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "Attached hereto is an Addendum or Addenda consisting of PARAGRAPHS 49 THROUGH 54, and EXHIBITS "A," "A-1," "A-2," "A-3," "B," and "C," all of which constitute a part of this Lease."

               j. References to the Premises on, as of, or following the Commencement Date in PARAGRAPHS 2.2 and 2.3 of the Lease entitled "Condition" and "Compliance with Covenants, Restrictions and Building Code": (i) shall be deemed to relate to the Original Premises on, as of, or following the Commencement Date; and (ii) shall be deemed to relate to the Additional Premises on, as of, or following the New Commencement Date.

               k. The text of PARAGRAPH 2.5 of the Lease entitled "Lessee as Prior Owner/Occupant" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

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     "The warranties made by Lessor in this PARAGRAPH 2 shall be of no force or effect TO THE EXTENT THAT prior to the New Commencement Date Lessee was the owner or occupant of the Original Premises."

               l. The text of PARAGRAPH 2.6 (c) of the Lease entitled "Vehicle Parking" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "Lessor shall at the Commencement Date of this Lease and at the New Commencement Date of this Lease, provide the parking facilities required by Applicable Law; provided, however, that Lessor shall not be responsible for providing any additional parking facilities that are required by Applicable Law as the result of Lessee's construction of improvements at the Premises."

               m. The reference to the Premises as of the date of the Lease in the first sentence of PARAGRAPH 7.3 (a) of the Lease entitled "Definitions; Consent Required": (i) shall be deemed to relate to the Original Premises as of March 7, 1997; and (ii) shall be deemed to relate to the Additional Premises as of the New Commencement Date.

               n. The second sentence of PARAGRAPH 11 of the Lease entitled "Utilities" is deleted in its entirety.

               o. The first sentence of PARAGRAPH 12.3(a) of the Lease entitled "Additional Terms and Conditions Applicable to Subletting" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rents and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply the same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in PARAGRAPH 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise expressly provided in this Lease, receive, collect, and enjoy all the rents and income accruing under such sublease and relating to the Premises; provided further, however, that one-half (1/2) of the rents and income accruing under such sublease and relating to the Premises shall be paid to Lessor by Lessee if, as, and when received by Lessee, but only after deduction for all

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     rent, additional rent, and other amounts payable under the Lease, and for all actual costs and expenses of subleasing the Premises, including, without limitation, brokerage commissions, tenant improvements, legal fees, and rent credits and abatements."

               p. The text of PARAGRAPH 34 of the Lease entitled "Signs" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "Lessee shall be permitted to place and install such signs at the Industrial Center as are permitted by the City of San Jose. The installation of any such signs by or for Lessee shall be subject to the provisions of PARAGRAPH 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures, and Alterations), and to Lessor's prior approval, which may not be unreasonably withheld or delayed."

               q. The text of PARAGRAPH 39 of the Lease entitled "Option" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     "39.1 EXERCISE OF OPTION. Lessee shall have the option (the "OPTION") to extend the term of this Lease as to any of the Original Premises, the Additional Premises, or the entire Premises for a period of five additional years (the "OPTION PERIOD"), upon the same terms and conditions as are applicable to the initial term hereof, except for the grant of this Option (which is the only extension option) and Base Rent (which shall be determined as set forth below). Said Option may only be validly exercised by Lessee giving written notice thereof to Lessor not less than 210 calendar days nor more than 300 calendar days prior to the expiration of the initial term of this Lease (the "OPTION NOTICE"). If Lessee does not exercise the Option in accordance with the provisions contained herein, the Option shall forever terminate and be of no further force or effect.

     39.2 OPTION PERIOD RENT. If Lessee exercises the Option pursuant to this PARAGRAPH 39, then Lessee shall pay to Lessor during the Option Period as monthly Base Rent, without deduction, setoff, prior notice, or demand, an amount equal to the square footage of the premises leased during the Option Period multiplied by 95.00% of the monthly "Market Rental" (as hereinafter defined) determined as of the time the Option

     Notice is given. "MARKET RENTAL" shall mean the net monthly fair market value per square foot, taking into account all relevant factors
     (including, without limitation, supply and demand), for similar industrial space in similar buildings located in the general area of the Industrial Center, or within a distance from the Industrial Center of up to ten (10) miles if necessary to locate comparable space and buildings. Market Rental shall be determined by mutual agreement of Lessor and Lessee as follows. Within twenty (20) calendar days of Lessor's receipt of the Option Notice, Lessor shall propose to Lessee in writing a Market Rental. If Lessee is not in agreement with such proposal, Lessee shall so advise Lessor in writing within fifteen (15) calendar days of Lessee's receipt of the proposed Market Rental, and Lessor and Lessee shall within ten (10) calendar days thereafter each appoint a real estate broker, licensed as such in the State of California and having been engaged in the leasing of industrial real estate situated in the County of Santa Clara, State of California, for a period of not less than three years immediately preceding such broker's appointment, to mutually determine Market Rental. If said brokers are unable to agree upon Market Rental within fifteen (15) calendar days after their appointment they shall, within such period, appoint a third disinterested broker meeting the qualifications described above to assist in determining Market Rental, and Market Rental shall then be deemed the average of the determination prepared by said third broker and the determination (prepared by either of the first two brokers) which is closest in value to (whether greater than or less than) the determination prepared by the third broker; provided, however, that in no event shall Market Rental be less than $.586 per square foot. Notwithstanding anything to the contrary contained in this PARAGRAPH 39, Lessee shall have fifteen (15) calendar days from and after the date
     Market Rental is determined by the brokers as provided above, to advise Lessor in writing that Lessee no longer desires to lease the premises described in the Option Notice at the determined Market Rental, and thereupon the Option Notice (and the Option) shall become null and void and of no force or effect, and Lessee shall have no obligation to lease the premises which were the subject of the Option Notice. If either party fails to appoint a broker as herein required, the decision of the other broker shall be binding. If the two originally appointed brokers are unable timely to agree upon the appointment of a third broker, then either party, acting on behalf of both, may request such appointment by the Presiding Judge of the Superior Court of the State of California in and for the County of Santa Clara. Upon the failure, refusal, or inability of any broker to act, a new broker shall be appointed in such broker's stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the broker failing, refusing, or unable to act. Each party shall bear the fees and expenses of the broker appointed by it and the fees and expenses of the third broker (if any) shall be borne equally by Lessor and Lessee.

               r. The text of PARAGRAPH 50 of the Lease entitled "Rent" is deleted in its entirety and the following substituted therefor as if originally set forth therein:

     With respect to the Original Premises only:

     From May 1, 1997 to April 30, 1998-----$.49 per square foot per month From May 1, 1998 to April 30, 1999-----$.505 per square foot per month From May 1, 1999 to April 30, 2000-----$.520 per square foot per month From May 1, 2000 to April 30, 2001-----$.536 per square foot per month From May 1, 2001 to April 30, 2002-----$.552 per square foot per month From May 1, 2002 to April 30, 2003-----$.569 per square foot per month From May 1, 2003 to April 30, 2004-----$.586 per square foot per month


     With respect to the Additional Premises only:

     From the New Commencement Date to the first annual anniversary thereof-----
          $.49 per square foot per month
     From the first day after the first annual anniversary of the New Commencement Date to the second annual anniversary thereof-----
          $.505 per square foot per month
     From the first day after the second annual anniversary of the New Commencement Date to the third annual anniversary thereof-----
          $.520 per square foot per month
     From the first day after the third annual anniversary of the New Commencement Date to the fourth annual anniversary thereof-----
          $.536 per square foot per month
     From the first day after the fourth annual anniversary of the New Commencement Date to the fifth annual anniversary thereof-----
          $.552 per square foot per month
     From the first day after the fifth annual anniversary of the New Commencement Date to the sixth annual anniversary thereof-----

          $.569 per square foot per month
     From the first day after the sixth annual anniversary of the New Commencement Date to April 30, 2004 (which time period may be less
     than a twelve   month period)-----
          $.586 per square foot per month

               s. To the end of PARAGRAPH 51 of the Lease entitled "Tenant Improvements" is added the following as if originally set forth therein:

     "Lessor agrees that Lessee may, during the term of the Lease or during any extension thereof, construct in the Premises at Lessee's sole cost and expense, an office mezzanine, and Lessor hereby consents thereto, provided that said mezzanine shall be constructed in accordance with
     SECTION 7.3 of the Lease including, without limitation, clauses (i) -
     (iii) of SUBSECTION 7.3 (b) of the Lease. Lessee shall not, however, upon the expiration or earlier termination of the Lease, be required to remove any portion of the office mezzanine constructed in the "Mezzanine Area" (as such area is depicted on EXHIBIT A-3 attached hereto), except to the limited extent, if any, that such portion of the office mezzanine exceeds 10,000 square feet. The construction of an office mezzanine of any size shall in no event change or otherwise affect the amount of rent, additional rent, or other compensation due Lessor under the Lease."

               t. EXHIBIT A of the Lease is hereby deleted in its entirety and replaced with EXHIBIT A attached to this Amendment, and EXHIBITS A-1, A-2, and A-3 attached to this Amendment are hereby made EXHIBITS A-1, A-2, and A-3 of the Lease as though originally set forth therein.

               u. EXHIBIT B of the Lease is hereby deleted in its entirety and replaced with EXHIBIT B attached to this Amendment as though originally set forth therein.

               v. The words "the Commencement Date," in PARAGRAPH 12 of Rider 2 of the Lease are deleted in their entirety and the following substituted therefor as if originally set forth therein:

     "the New Commencement Date,"

               w. The words "exceed $39,000" in RIDER X of the Lease captioned "Adjacent Premises; Limit on Premiums" are deleted in their entirety and the following substituted therefor as if originally set forth therein:

     "exceed $0.387 per square foot of Premises leased by Lessee"

          3. THE ADDITIONAL PREMISES. Lessor represents and warrants to Lessee that Lessor has terminated its lease of the Additional Premises to Pinnacle Manufacturing Associates ("PINNACLE") and that it has removed Pinnacle from the Additional Premises and from the Industrial Center in order to enable Lessee to occupy the Additional Premises in accordance with the terms and conditions of this Amendment. The parties agree that the effectiveness of PARAGRAPH 2 of this Amendment is conditioned upon such removal of Pinnacle from the Industrial Center. If Lessor has not delivered possession of all of the Additional Premises to Lessee free and clear of any other person's (other than Lessor's) interest therein by January 1, 1998, Lessor agrees that Lessee may at Lessee's sole and absolute option by written notice to Lessor advise Lessor, at anytime thereafter and before accepting possession thereof, that PARAGRAPH 2 of this Amendment shall never become effective and shall remain of no force and effect, in which event Lessee shall be discharged from all obligations under this Amendment, and Lessor shall return to Lessee all funds received from Lessee in connection with this Amendment, including, without limitation, any increase in the Security Deposit and any prepaid Basic Rent. Lessor may deliver the Additional Premises to Lessee in their current "as-is" condition; provided, however, that they shall be broom clean, in reasonable repair, and with all systems, including, but not limited to HVAC, the roof, electrical, and plumbing, in good working condition; and further provided that if the Additional Premises become available prior to November 15, 1997, Lessee shall be entitled to take early possession thereof in accordance with PARAGRAPHS 1.4 AND 3.2 of the Lease. Lessor agrees to be responsible for all ADA requirements relating to the Additional Premises (provided, however, that if Lessee makes improvements to the Additional Premises that trigger additional ADA compliance, then Lessee shall be responsible for all costs associated with the additional ADA compliance), and all other work required to bring the Additional Premises into compliance with any and all laws, rules, regulations, and codes.

          4. BASE RENT CREDIT. On the New Commencement Date, in consideration for Lessee waiving (pursuant to PARAGRAPH 2 (l) above) its right to require Lessor to provide separately metered power to certain areas of the Premises, Lessor agrees that Lessee shall receive a $15,000.00 credit against the Base Rent first due and payable thereafter. Lessor and Lessee agree that this credit is not and shall not be

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deemed an Inducement Provision (as such term is defined in PARAGRAPH 13.3 of the Lease).

          5. REPRESENTATIONS AND WARRANTIES. Lessor hereby remakes to Lessee, with respect to the Additional Premises, both as of the date of this Amendment and as of any New Commencement Date, the representations and warranties made by Lessor in PARAGRAPH 6.5 of the Lease; and Lessor hereby represents and warrants to Lessee, both as of the date hereof and as of any New Commencement Date, that it has not received any written notice that might indicate any of the representations and warranties made by Lessor in PARAGRAPH 6.5 of the Lease with respect to the Original Premises are untrue.

          6. BROKERS. Lessor and Lessee each represent and warrant to the other that it has had no dealings with any person, firm, broker, or finder other than Mr. Larry Blickman of BT Commercial (representing Lessor) and Mr. William Cawley of Cawley International (representing Lessee) in connection with the negotiation of this Amendment and the consummation of the transaction contemplated hereby, and that no broker or other person, firm, or entity other than said named brokers is entitled to any commission or finder's fee in connection with said transaction. Lessor and Lessee do each agree to indemnify, defend, and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder, or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto, and Lessor and Lessee each agree to pay the commission of their respective broker.

          7. MEMORANDUM OF LEASE AND SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT. Lessor agrees to execute, acknowledge, and deliver to Lessee for recordation (and to request its lender, Sumitomo Bank of California, to do the same), such amendments to the parties' previously recorded Memorandum of Lease and previously recorded Subordination, Non-Disturbance, and Attornment Agreement as Lessee may reasonably request for the sole purpose of causing such documents to reflect this Amendment and the leasing of the Additional Premises by Lessee.

          8. AUTHORITY TO AMEND. Each party hereto represents and warrants to the other that it holds all the right, title, and interest of the landlord (in the case of Lessor) or the tenant (in the case of Lessee) under the Lease, and that it has full power and authority to amend the Lease as provided herein without the consent or agreement of any third party.

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

          9. FURTHER ASSURANCES. Lessor and Lessee hereby agree to execute and deliver to the other any additional instrument or other document which the other party may reasonably request to evidence or to better effect the amendments and agreements contained herein, promptly upon the request of such other party; provided, however, that neither party shall be obligated to execute or deliver any such other document which would enlarge the obligations or liabilities, or diminish the rights, of such party hereunder.

          10. ENFORCEMENT COST. Should either Lessor or Lessee institute any actions or proceedings to enforce any provision of this Amendment, or for damages or other losses incurred by reason of an alleged breach of any provision hereof, then the prevailing party shall be entitled to receive all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the prevailing party in connection with such action or proceeding.

          11. MODIFICATION; BINDING EFFECT; BENEFIT. This Amendment may not be modified, amended, supplemented, or otherwise changed except by a writing executed by the party against whom such modification, amendment, supplement, or other agreement is to be enforced. The terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns, but upon and to no other.

          12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

          13. GOVERNING LAW. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

          14. ENTIRE AGREEMENT. This Amendment sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein, and any prior agreement, whether oral or written, express or implied, of the parties hereto and with respect to the subject matter contained herein is hereby declared null and void. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the parties hereto, that are not set forth expressly in this Amendment.

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

          15. CAPTIONS. The captions in this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter, or affect the meaning or interpretation of any provision of this Amendment.

          16.  TIME.  Time is of the essence of each and every provision hereof.

          IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed and delivered by their respective representatives, thereunto duly authorized, as of the date first above written.

                                       LESSOR:


                                       /s/ S. STEPHEN NAKASHIMA
                                       ------------------------
                                       S. Stephen Nakashima


                                       /s/ SALLY S. NAKASHIMA
                                       ----------------------
                                       Sally S. Nakashima, by S. Stephen
                                       Nakashima, her attorney-in-fact



                                       LESSEE:

                                       ROCK SHOX, INC.,
                                       a Delaware corporation


                                       By: /s/ CHARLES E. NOREEN
                                           -----------------------
                                           Name: Charles E. Noreen
                                           Title: CFO


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